CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated: June 22, 2007, relating to the financial statements and financial highlights which appear in the April 30, 2007 Annual Report to Shareholders of Phoenix Income & Growth Fund and Phoenix Strategic Growth Fund; August 21, 2007, relating to the financial statements and financial highlights which appear in the June 30, 2007 Annual Report to Shareholders of Phoenix Mid-Cap Value Fund and Phoenix Value Opportunities Fund; October 16, 2007, relating to the financial statements and financial highlights which appear in the August 31, 2007 Annual Report to Shareholders of Phoenix Growth & Income Fund, Phoenix Quality Small-Cap Fund, Phoenix Small-Cap Sustainable Growth Fund and Phoenix Small-Cap Value Fund; November 20, 2007, relating to the financial statements and financial highlights which appear in the September 30, 2007 Annual Report to Shareholders of Phoenix Growth Opportunities Fund; December 20, 2007, relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Reports to Shareholders of Phoenix Balanced Fund, Phoenix Capital Growth and Phoenix Mid-Cap Growth Fund; and February 21, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of Phoenix All-Cap Growth Fund, Phoenix Small-Cap Growth Fund and Phoenix Small-Mid Cap Fund (all constituting, in part, the Phoenix Equity Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Non-Public Holdings Information”, “Independent Registered Public Accounting Firm” and “Reports to Shareholders” in such Registration Statement.

Boston, Massachusetts

March 10, 2008